Exhibit 23b2


                               CONSENT OF COUNSEL

         We consent to the reference to us and to the inclusion of the summary of our opinion under the caption "Federal Income Tax Consequences" in the Prospectus containing the information required by Part I of Form S-8 and related to this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by Fortune Brands, Inc. in respect of the Fortune Brands, Inc. Non-Employee Director Stock Option Plan.

                                           CHADBOURNE & PARKE LLP


30 Rockefeller Plaza
New York, New York  10112
April 28, 2000